Exhibit 10.10
































                             THE COASTAL CORPORATION

                            1997 DIRECTORS STOCK PLAN


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                             THE COASTAL CORPORATION

                            1997 DIRECTORS STOCK PLAN


                                TABLE OF CONTENTS

1    GENERAL.................................................     1
     1.1 Purpose.............................................     1
     1.2 Administration......................................     1
     1.3 Shares Available Under the Plan.....................     1
     1.4 Authority to Grant Options..........................     1
     1.5 General Provisions of Options.......................     2

2    ELIGIBILITY TO PARTICIPATE..............................     2

3    OPTIONS.................................................     2
     3.1 Option Term.........................................     2
     3.2 Vesting.............................................     2
     3.3 Option Price........................................     3
     3.4 Exercise of Options.................................     3
     3.5 Payment of Option Price.............................     3
     3.6 Common Stock Certificates...........................     4
     3.7 Nontransferability of Options.......................     4
     3.8 No Rights as Shareholder............................     4
     3.9 Tax Election........................................     4

4    CHANGES IN THE COMPANY'S CAPITAL STRUCTURE..............     4

5    REQUIREMENTS OF LAW.....................................     5

6    AMENDMENT OR TERMINATION OF PLAN........................     6

7    TAX WITHHOLDING.........................................     6

8    TENURE..................................................     6

9    WRITTEN AGREEMENT.......................................     7

10   INDEMNIFICATION OF COMMITTEE............................     7

11   EFFECTIVE DATE OF PLAN..................................     7


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                             THE COASTAL CORPORATION

                            1997 DIRECTORS STOCK PLAN


1    GENERAL

       1.1 Purpose. This 1997 Directors Stock Plan (the "Plan") of The Coastal Corporation (the "Company") for members of the board of directors (the "Board") of the Company who are not employees of the Company (i.e., nonemployee directors), is intended to advance the best interests of the Company by providing incentives which will attract, retain and reward nonemployee members of the Board by offering them an opportunity to have a greater proprietary interest which is more closely aligned with the Company and its shareholders' interest.

       1.2 Administration. The Plan shall be administered by a committee (the "Committee") consisting of not less than three members who shall be appointed from time to time by the Board. Members of the Committee shall be officers and/ or employees of the Company or any of its subsidiaries, none of whom shall be eligible to participate in the Plan. The Board shall have the power to add or remove members of the Committee from time to time, and to fill vacancies thereon arising by resignation, death, removal, or otherwise. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, including those involving Options (as defined herein) shall be subject to the determination of the Committee. The actions of the Committee in exercising all of the rights, powers and authorities set out in this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on the parties.

       1.3 Shares Available Under the Plan. All shares available under the Plan for the grant of Options shall be shares of the Company's Common Stock, $ .33 1/3 par value (the "Common Stock"). The total number of shares of Common Stock available under the Plan shall not exceed in the aggregate 250,000 shares; provided, that the class and aggregate number of shares which may be subject to grant hereunder shall be subject to adjustment in accordance with the provisions of Section 4 hereof. Such shares may be treasury shares or authorized but unissued shares.

              In the event that any outstanding Option for any reason shall expire or terminate by reason of the death or retirement or termination from the Board of the Participant, the surrender of any Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of that Option may again be available under the Plan.

       1.4 Authority to Grant Options. Subject to the provisions of the Plan, the Board shall grant to Participants (as defined herein) an option which is the number of whole shares of Common Stock which have an equivalent value of Twenty-Five Thousand Dollars ($25,000) on the date of the grant ("Option"). Options shall be granted on the date of adoption of the Plan and thereafter on the date of the Company's annual shareholder meeting, except that a director who is newly appointed to the Board after the date of the annual

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              shareholder meeting shall be entitled to the grant of an Option on the effective date of his appointment to the Board and for former employee directors who become Participants (as defined below), Options shall be granted on the first day of the month following the next release of the Company's quarterly or annual earnings, as the case may be; provided, however, a Participant shall be granted only one Option in a calendar year. The value of the Option on the date of the grant shall be determined using the Black-Scholes option pricing model (as defined herein) and the number of shares to be granted in the Option shall be rounded up to the nearest whole share.

       1.5 General Provisions of Options. In addition to those specifically provided for under the Plan, Options under the Plan may also be subject to such other provisions as the Board determines appropriate, including without limitation, (i) provisions to comply with federal and state securities laws or (ii) any understanding as to a Participant's service on the Board.

              1.5.1 Whole Shares. Fulfillment of any vesting requirements of an Option shall be in whole shares only and any shares which remain unvested due to vesting of whole shares shall vest at the end of the required vesting period.

              1.5.2 Fair Market Value. For all purposes of the Plan, "Fair Market Value" of a share of Common Stock as of any particular date shall mean the average of the high and low sales price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is then listed, if the Common Stock is then listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing, if the Common Stock is not then listed on a national securities exchange, provided that if no closing price or quotes are reported on that date or, if in the discretion of the Committee, another means of determining the fair market value of a share of Common Stock at that date shall be necessary or advisable, the Committee may provide for another means of determining fair market value.

              1.5.3 Black-Scholes Option Pricing Model. For purposes of the Plan, the "Black-Scholes option pricing model" is a mathematical formula, first published in 1973, which was developed as a means of determining a value for publicly-traded options with very short terms (relative to most executive options). The primary inputs in the Black-Scholes method are stock price volatility, dividend yield, the option term and the risk-free rate.

              1.5.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or such successor or replacement statute.

2 ELIGIBILITY TO PARTICIPATE. Eligible participants shall include all members of the Board who are not employed by the Company or any of its subsidiaries ("nonemployee directors"). Additionally, directors who are former executives of the Company shall be eligible to participate as of the first day of the month following the next release of quarterly or annual earnings, as the case may be, after the termination of employment with the Company or any of its subsidiaries ("former employee directors"). The nonemployee directors and the former employee directors comprise the "Participants" under the Plan.

3 OPTIONS. The Options granted hereunder would be nonqualified stock options, subject to the general provisions of the Plan and the following specific rules:

       3.1 Option Term. The Options shall expire at the earliest of the end of (i) the five-year period commencing with the date of the grant,
              (ii) the three-year period commencing with the date of the Participant's retirement from the Board or termination of Board membership, or (iii) the one-year period commencing with the date of death of the Participant.

       3.2 Vesting. Each Participant shall be entitled to a nonforfeitable right of a thirty-three and one/third percent (33 1/3%) of his Option upon completion of each year of service on the Board, commencing on the date that

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              is one year from the date of the grant of the Option (i.e., any
              Option shall be fully vested on the third anniversary of the date of the grant of the Option). Vesting shall cease upon a Participant's retirement from the Board or termination of Board membership.

       3.3 Option Price. The price at which shares may be purchased pursuant to an Option shall be 100% percent of the Fair Market Value of the shares of Common Stock on the date the Option is granted (the "Option Price").

       3.4 Exercise of Options. Upon completion of the vesting requirement, a Participant may exercise an Option by delivering to the Company a written notice stating (i) that the Participant wishes to exercise the Option on the date notice is delivered, (ii) the number of shares of Common Stock with respect to which the Option is to be exercised, (iii) the address to which the certificate representing the shares of Common Stock should be mailed, and (iv) the social security number of the Participant.

              In order to be effective, the written notice shall be accompanied by (i) payment of the Option Price and (ii) payment of an amount of money necessary to satisfy the withholding tax liability imposed on the Company, if any, that may result from the exercise of the Option.

       3.5    Payment of Option Price.

              3.5.1 Payment of Option Price. Payment for each exercise shall be made by (i) cash or by check drawn on a national banking association and payable to the order of the Company in United States dollars, (ii) or to the extent permitted by law, in Common Stock valued at its Fair Market Value on the date of exercise, or
                           (iii) any other manner acceptable to the Committee.

                           Notwithstanding the provisions of this Section, the Committee, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price of the shares of Common Stock with respect to which the Option is to be exercised and, in that event, any certificates representing shares of Common Stock that were received by the Company with written notice shall be returned to the Participant, together with notice by the Company to the Participant of the refusal of the Committee to accept the shares of Common Stock. If, at the expiration of seven business days after the delivery to the Participant of written notice from the Company that it will not accept shares of Common Stock in payment of the Option Price, the Participant shall not have delivered to the Company a check or money order drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Common Stock with respect to which such Option is to be exercised, plus any applicable withholding tax liability, the written notice from the Participant to the Company shall be ineffective to exercise the Option.

              3.5.2 Payment in Common Stock. Any payment made in Common Stock, shall be accomplished by delivering to the Company (i) certificates registered in the name of the Participant that represent a number of shares of Common Stock legally and beneficially owned by the Participant (free of all liens, claims and encumbrances of every kind) and having a Fair Market Value, on the date of receipt by the Company of written notice, that is not greater than the Option Price of the shares of Common Stock with respect to which the Option is to be exercised, the certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Common Stock represented by certificates (or in lieu of such certificates, other arrangements for the transfer of shares to the Company which are satisfactory to the Company), and cash or a check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of the difference between the Option Price and the Fair Market Value, plus (ii) the amount of money, in a form acceptable to the Committee, necessary to satisfy the withholding tax liability imposed on the Company, if any, that may result from the exercise

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                           of the Option, unless the Participant elects to
                           satisfy such withholding tax liability pursuant to
                           Section 3.5.3.

              3.5.3 Withholding Tax. In lieu of requiring the Participant to make a payment to the Company in an amount related to the withholding tax requirement, the Committee may, in its discretion, provide that, at the Participant's election, the tax withholding obligation imposed on the Company shall be satisfied by the Participant's delivering to the Company shares of Common Stock, the value of which is equal to the tax withholding obligation, with such shares valued at their Fair Market Value as of the date of delivery of such shares by the Participant to the Company.

       3.6 Common Stock Certificates. As promptly as practicable after the receipt by the Company of (i) the written notice from the Participant of the exercise of the Option, (ii) payment of the Option Price of the shares of Common Stock with respect to which the Option is to be exercised, and (iii) payment of any withholding tax liability imposed on the Company that may result from the exercise of the Option, the Company shall deliver to the Participant a certificate representing the number of shares of Common Stock with respect to which the Option has been exercised. The certificate shall be registered in the name of the Participant and delivery shall be considered to have been made when the certificate shall have been mailed, postage prepaid, to the Participant at the address specified for that purpose in written notice from the Participant to the Company.

       3.7 Nontransferability of Options. Options shall not be transferable by the Participant other than by will or under the laws of descent and distribution, except for gifts to members of the Participant's family, and shall be exercisable, during the Participant's lifetime, only by the Participant or the family member to whom the Option has been transferred.

       3.8 No Rights as Shareholder. No Participant shall have rights as a shareholder with respect to shares covered by an Option until the date of issuance of a stock certificate for the shares; and, except as otherwise provided in Section 4, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of the certificate.

       3.9 Tax Election. Any Participant shall provide prior written notice to the Company if the Participant makes an election pursuant to
              Section 83(b) of the Code.

4 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

       If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a dividend in capital stock or other equity securities of the Company on its Common Stock or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options shall extend to such other securities) in a manner so as to entitle a Participant to receive, upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) he would have held after adjustment if he had exercised his Option immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by the adjustment; and (b) the number and class of shares then reserved

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       for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) shall be adjusted by substituting for the total number and class of shares of stock then reserved, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each Participant in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

       After a merger of one or more corporations into the Company, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each Participant, at no additional cost, shall be entitled to receive (subject to any required action by shareholders), upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be exercisable, the number and class of shares of stock or other securities to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be exercised and, if as a result of the merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each Participant, at no additional cost, shall be entitled to receive, upon exercise of his Option, other assets and property, including cash, to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be exercised. Comparable rights shall accrue to each Participant in the event of successive mergers or consolidations of the character described above.

       If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations set forth in or imposed pursuant to Section 3 hereof so that all Options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale, provided that (a) notice of such cancellation shall be given to each holder of an Option and (b) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 3 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

       Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.


5 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares under any Option if the issuance of those shares would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under the Plan shall be subject to the requirements that, if at any time the Board or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection

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       with the issue or purchase of shares subject thereto, no Option may be exercised in whole or in part, unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board. If required at any time by the Board or the Committee, an Option may not be exercised until the Participant has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933, as currently in effect or as hereafter amended, (the "1933 Act"), upon exercise of any Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of the Option will not transfer the shares except pursuant to a registration statement in effect under the 1933 Act or unless an opinion of counsel satisfactory to the Committee has been received by the Company to the effect that registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the 1933 Act, the Company may imprint on the certificate for the shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the 1933 Act:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

       The Company may, but shall not be obligated to, register any securities covered hereby pursuant to the 1933 Act and in the event any shares are registered, the Company may remove any legend on certificates representing such registered shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

6 AMENDMENT OR TERMINATION OF PLAN. The Board may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval by the affirmative vote of a majority of the votes cast attributable to shares present in person or by proxy and entitled to vote at a meeting of shareholders, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of shareholder approval for this action, without the degree of shareholder approval thus required, the Board may not (i) change the aggregate number of shares which may be issued under Options pursuant to the provisions of the Plan, (ii) extend the term during which an Option may be exercised or granted or the termination date of the Plan, (iii) change the eligibility to receive Options under the Plan, or
       (iv) reduce the Option Price, unless, in each such case, the Board shall obtain an opinion of legal counsel to the effect that shareholder approval of the amendment is not required (a) by law, (b) by the applicable rules and regulations of, or any agreement with, any national securities exchange on which the Common Stock is then listed or if the Common Stock is not so listed, the rules and regulations, or any agreement with, the National Association of Securities Dealers, Inc., and
       (c) in order to make available to the Participant with respect to any Option granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar or successor rule.

7 TAX WITHHOLDING. To the extent not otherwise provided for herein, the Company shall be entitled to deduct from compensation payable to each Participant any sums required by federal, state, or local tax law to be withheld with respect to the grant, exercise, or vesting, as appropriate, of an Option. In the alternative, the Company may require the Participant (or other person exercising the Option) to pay the sum directly to the Company. The Company shall have no obligation upon exercise of any Option until payment has been received. The Company shall not be obligated to advise a Participant of the existence of the tax or the amount which the Company will be required to withhold.

8 TENURE. A Participant's right, if any to continue to serve on the Board shall not be enlarged or otherwise affected by his designation as a Participant under the Plan.


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9      WRITTEN AGREEMENT. Each Option granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed herein, and shall be signed by the Participant and by an appropriate officer of the Company for and in the name and on behalf of the Company.

10 INDEMNIFICATION OF COMMITTEE. The Company shall, to the fullest extent provided by law, indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (ii) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to, or enforceable by, any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which the member of the Committee may be entitled as a matter of law, contract, or otherwise.

11 EFFECTIVE DATE OF PLAN. The Plan shall become effective and shall be deemed to have been adopted on June 5, 1997. No Option shall be granted pursuant to the Plan after June 4, 2007.



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